SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 22, 2019

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive West Haven, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	NNVC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Registrant’s reverse stock split on a 1 for 20 basis, effective September 24, 2019, the Registrant filed a Certificate of Change to its Articles of Incorporation pursuant to Section 78.209 of the Nevada Revised Statutes  (the “Amendment”) on September 22, 2013. The Amendment effectuated a reverse stock split of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) and preferred stock, par value $0.001 per share (the “Preferred Stock”) by simultaneously decreasing the number of the Registrant’s authorized and outstanding capital stock on a basis of 1 for 20 shares (the “Split”). Accordingly, upon effectiveness of the Split, the Registrant’s authorized capital stock shall consist of (i) 7,500,000 shares of Common Stock and (ii) 500,000 shares of Preferred Stock, of which approximately 3,844,921 shares of Common Stock and 255,714 shares of Preferred Stock shall be outstanding.

A complete copy of the Amendment is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

3.1	Certificate of Change pursuant to NRS Section 78.209 of NanoViricides, Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Dated: September 25, 2019
	By:	/s/ Anil Diwan, PhD
		Name:	Anil Diwan, PhD
		Title:	President, Chairman